[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 28, 2003


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:  Farm Bureau Life Variable Account
              (File No. 333-31444)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 7 to the registration statement on Form N-6 for Farm Bureau Life Variable Account (File No. 333-31444). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP




                                 By: /s/ STEPHEN E. ROTH
                                    -----------------------
                                      Stephen E. Roth, Esq.